Exhibit 3.2

BY-LAWS

of

COMPUTER TASK GROUP, INCORPORATED

AMENDED AND RESTATED

MARCH 14, 2023

ARTICLE I

Shareholders’ Action

Section 1. Annual Meeting. An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place within or without the State of New York each calendar year on such date and at such time as may be designated by the Board of Directors. The Board of Directors may in its sole discretion also, to the extent permitted by law, designate that a meeting of shareholders be held by means of remote communication in lieu of, or in addition to, a physically located meeting of shareholders. In such case, the phrase “in person” herein shall include persons present by means of remote communication.

Section 2. Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the shareholders for any purpose or purposes may be called only by, and shall be held at such place, date and hour as shall be designated by, (i) the Chairman of the Board, (ii) the President or (iii) the Board of Directors.

Section 3. Order of Business and Procedure.

(A) Annual Meetings. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a shareholder of record in accordance with the procedure set forth below. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Corporation at the principal executive offices of the Corporation no later than 5:30 pm, Buffalo time, on a date not later than 90 and not earlier than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that, subject to the last sentence of this Section 3(A), if the meeting is convened more than 30 days prior to or delayed by more than 60 days after one-year anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the shareholder of record to be timely must be so received no earlier than 5:30 pm, Buffalo time, on the 120th day prior to the date of the annual meeting and no later than 5:30 pm, Buffalo time, on the later of (1) the 90th day before such annual meeting or (2) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting of shareholders for which notice has been given, commence a new time period (or extend any time period) for the giving of a notice by a shareholder under this Section 3(A). Nothing in this Section 3(A) shall be deemed to affect any rights of shareholders to request inclusion of non-binding proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the Certificate of Incorporation or By-laws of the Corporation, the language of the proposed amendment; (2) a description of all agreements, arrangements and understandings between such shareholder and any other person or

Exhibit 3.2

persons (including their names) in connection with the proposal of such business by such shareholder, and (3) any material interest of any shareholder in such business.

Any such notice shall also set forth as to the shareholder giving the notice and the beneficial owner or owners, if any, or other persons on whose behalf the proposal is made or acting in concert therewith (each, a “party”): (1) the name and address of such party; (2) a representation that the shareholder is, as of the date of such notice, a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (3) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party as of the date of such notice; (4) a description of, as of the date of such notice, any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or any other instrument or contract providing for a settlement payment or mechanism based on the price of any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation, cash or otherwise (a “Derivative Instrument”), including the class, series and number of shares of the Corporation subject to such Derivative Instrument or upon which such settlement is based, directly or indirectly owned beneficially by each such party, and a description of, as of the date of such notice, any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, including the class, series and number of shares of the Corporation subject to such opportunity or upon which such opportunity is based; (5) a description of, as of the date of such notice, any proxy, contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the Corporation; (6) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any other person (each of the foregoing, a “Shareholder Associated Person”), including, in the case of a nomination, the nominee, including any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee, pertaining to the nomination or other business proposed to be brought before the meeting of shareholders (which description shall identify the name of each other person who is a party to such agreement, arrangement or understanding; (7) a description of, as of the date of such notice, any short interest or other borrowing arrangement in any security of the Corporation held by each such party (for purposes of this Section 3(A), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (8) a description of, as of the date of such notice, any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation; (9) a description of, as of the date of such notice, any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (10) a description of, as of the date of such notice, any performance-related fees (other than an asset-based fee), including the amount thereof, that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household; (11) the names and addresses of other shareholders and beneficial owners known by any shareholder giving the notice (and/or beneficial owner, if any, on whose behalf the nomination or proposal is made) to support such nomination or proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially and/or of record by such other shareholder(s) and/or beneficial owner(s); (12) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and (13) a statement as to whether or not such shareholder or any Shareholder Associated Person will (a) deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of Common Stock reasonably believed by such party, as the case may be, to be sufficient under applicable law to approve the proposal, (b) otherwise solicit proxies or votes from shareholders in support of such proposal or nomination and/or (c) solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act. For purposes of these By-laws, a person shall be deemed to be “acting in concert” with another person if such person knowingly acts toward a

Exhibit 3.2

common goal relating to the management, governance or control of the corporation in parallel with such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making process and (B) at least one additional factor suggests that persons intend to act in parallel, which additional factors may include attending meetings, conducting discussions or making or soliciting invitations to act in parallel.

A shareholder providing notice of a business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3(A) shall be true and correct as of the record date for such annual meeting and as of the date that is 10 business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 5:30 pm, Buffalo time, on the date five business days after the record date for such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:30 pm, Buffalo time, on the date five business days prior to the date for such annual meeting, if practicable (or, if not practicable, on the first practicable date prior to such annual meeting) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

No business shall be conducted at an annual meeting except in accordance with the procedures set forth in these By-laws, and the chairman of any annual meeting of shareholders shall have the power and the duty to determine whether any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed business is not in compliance with these By-laws, to declare that such proposed business shall not be presented for shareholder action at the meeting and shall be disregarded.

(B) Special Meetings. At a special meeting of the shareholders, only such business as is specified in the notice of such special meeting given by or at the direction of (i) the Chairman of the Board, (ii) the President or (iii) the Board of Directors shall come before such meeting.

(C) Other Procedural Matters. All other matters of procedure at every meeting of shareholders shall be determined by the chairman of the meeting.

Section 4. Quorum. At every meeting of the shareholders, except as otherwise provided by law or these By-laws, a quorum must be present for the transaction of business and a quorum shall consist of the holders of record of not less than one-third of the outstanding shares of the Corporation entitled to vote, present either in person or by proxy. When a quorum is once present to organize a meeting, it is not broken by the subsequent departure or withdrawal of any shareholders.

Section 5. Adjournments or Postponements. Before any meeting of shareholders is called to order, the Board of Directors shall have the power to postpone such meeting of shareholders to another place, if any, date and time. After any meeting of shareholders is called to order, (i) the Board of Directors, (ii) the chairman of such meeting, or (iii) the holders of a majority of shares entitled to vote who are present in person or by proxy at such meeting, whether or not they constitute a quorum, shall have the power to adjourn the meeting to another place, if any, date and time. Subject to any notice required by law, at any adjourned or postponed meeting at which a quorum is present any business may be transacted which might have been transacted on the original date of the meeting.

Section 6. Voting; Proxies. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, each holder of record of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation shall be entitled at each meeting of shareholders of such number of votes, if any, for each share of such stock as may be fixed pursuant to resolutions adopted by the Board pursuant to Article 4 of the Certificate of Incorporation and each holder of record of Common Stock shall be entitled at each meeting of shareholders to one vote for each share of such stock, in each case registered in such holder’s name on the books of the Corporation on the record date designated by the Board of Directors. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, all questions that shall come before a meeting of shareholders shall be decided by a majority of the votes cast. A shareholder may vote either in person or by written proxy signed by such shareholder or such shareholder’s attorney-in-fact and delivered to the secretary of the meeting. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise

Exhibit 3.2

provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it or his personal representatives, unless it is entitled “irrevocable proxy,” in which event its revocability shall be determined by the law of the State of New York in effect at the time. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 7. Inspectors of Elections. Two inspectors of election, neither of whom shall be a candidate for the office of director if directors are to be elected at such meeting, may be appointed by the Board of Directors in advance of any meeting of shareholders or by the person presiding at such meeting, and shall be appointed by the person presiding if such appointment is requested by a shareholder present at such meeting and entitled to vote thereat. Such inspectors shall serve at such meeting and any adjournments thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 8. Shareholders’ List. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by the transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 9. Action Without a Meeting. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

ARTICLE II

Notice of Meetings

Section 1. Shareholders’ Meetings. Written notice of every meeting of shareholders shall be given in the manner required by law not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder of record entitled to vote at the meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. The notice shall state the place, date and hour of the meeting and, in the case of a meeting to be held solely or in part by remote communication, the means of remote communication authorized by the Board of Directors for participation in such meeting. Unless it is the annual meeting, the notice shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling statutory procedural requirements to receive payment for their shares, the notice of meeting shall include a statement of that purpose and to that effect, specifically designating the applicable statutory provisions.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which shareholders may be deemed to be present in person or by proxy and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting. When a meeting is adjourned or postponed to another time or place, if the date of such adjourned or postponed meeting is more than 50 days after the scheduled date of such adjourned or postponed meeting, the Board of Directors shall fix a new record date, which shall not be more than 50 nor less than 10 days before the date of such postponed meeting. When a meeting is adjourned to another time or place and the time and place, if any, thereof, and the means of remote communications, if any, by which shareholders may be deemed to be present in person or by proxy and vote at such adjourned meeting is not announced at the meeting at which the adjournment is taken, or when a meeting is postponed to another time and place, or if a new record date is fixed by the Board of Directors for an adjourned or postponed meeting, the Board of Directors shall give notice of the place, if any, date,

Exhibit 3.2

and time of the adjourned or postponed meeting to each shareholder entitled to vote at such adjourned or postponed meeting as of the applicable record date fixed by the Board of Directors for notice of such adjourned or postponed meeting.

Section 2. Board Meetings. Written notice of each special meeting of the Board of Directors, stating the place, date and hour thereof, shall be given by the President, the Secretary or an Assistant Secretary, or by any member of the Board of Directors to each other member, not less than twenty-four (24) hours before the meeting by mailing the same to each member at his residence or usual place of business, by delivering the same to each member personally or by facsimile or electronic transmission of the same. A notice of each regular meeting shall not be required. Notwithstanding the foregoing, the first meeting of a newly elected Board of Directors may be held without notice immediately after the annual meeting of shareholders, if a quorum of the Board is present.

Section 3. Committee Meetings. Unless the Board otherwise directs, notice requirements for meetings of committees of the Board shall be the same as notice requirements for meetings of the Board itself.

Section 4. Waiver of Notice. Notice of a shareholders’ meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. Notice of a meeting of the Board of Directors or a committee thereof need not be given to any director who submits a signed waiver of notice, whether before or after the meeting. The attendance of any shareholder at a shareholders’ meeting, in person or by proxy, without protesting at the commencement of such meeting the lack of notice of such meeting, and the attendance of any director at a meeting of the Board or a committee thereof without protesting prior thereto or at its commencement the lack of notice to him, shall constitute a waiver of notice by such director.

ARTICLE III

Directors

Section 1. Number, Qualification and Election. Subject to the rights of the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, the number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board. The directors, other than those who may be elected by the holders of shares of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into two classes as nearly equal in number as possible (but with not less than three directors in each class or such lesser number as may be permitted by law), as determined by the Board, one class of directors to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1987 and another class of directors to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1988, with each class to hold office until its successors are elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the second year following the year of their election.

Notwithstanding the immediately preceding paragraph, in the event that the number of directors of the Corporation (i) shall be fixed at nine or a greater number or (ii) shall be fixed at a number that would, under law, permit the directors to be divided into three classes, then, at the next succeeding annual meeting of the shareholders of the Corporation (the “Three-Class Annual Meeting”), the directors, other than those who may be elected by the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible (but with no less than three directors in each class or such lesser number as may be permitted by law) as shall be provided in or pursuant to the By-laws of the Corporation. At the Three-Class Annual Meeting, one class shall be originally elected for a term expiring at the second succeeding annual meeting and another class shall be originally elected for a term expiring at the third succeeding annual meeting. The class of directors whose term, pursuant to the immediately preceding paragraph, would not have expired until the annual meeting next succeeding the Three-Class Annual Meeting shall complete the term for which such class was originally elected. At each annual meeting of the shareholders subsequent to the Three-Class Annual Meeting, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring in the third year following the year of their election.

Exhibit 3.2

In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director or cause, directly or indirectly, a decrease in the number of classes of directors, except as required by law. All the directors shall be at least 21 years of age.

Section 2. Notification of Nominations. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the procedures set forth in this Section 2. The number of nominees a shareholder may nominate for election at the annual meeting (or in the case of one or more shareholders giving the notice on behalf of a beneficial owner, the number of nominees such shareholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Any shareholder entitled to vote for the election of directors at a meeting of shareholders may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Corporation at the principal executive offices of the Corporation (i) with respect to an election to be held at a special meeting of shareholders for the election of directors, by 5:30 pm, Buffalo time, on the 10th day following the date public announcement of the date of such meeting is first made and (ii) with respect to an election to be held at an annual meeting of shareholders, by 5:30 pm, Buffalo time, on a date not less than 90 and not earlier than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that, subject to the last sentence of this paragraph, if the meeting is convened more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the shareholder of record to be timely must be so received no earlier than by 5:30 pm, Buffalo time, on the 120th day prior to the date of the annual meeting and no later than by 5:30 pm, Buffalo time, on the later of (1) the 90th day before the date of such annual meeting or (2) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least 10 days before the last day a shareholder may deliver a notice of nomination in accordance with the preceding sentence, a notice by a shareholder of record required by this Section 2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase in the number of directors, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than by 5:30 pm, Buffalo time, on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting of shareholders for which notice has been given, commence a new time period (or extend any time period) for the giving of a notice by a shareholder under this Section 2.

Each such notice shall set forth as to the shareholder giving the notice and the beneficial owner or owners, if any, or other persons on whose behalf the nomination is made or acting in concert therewith (each, a “party”): (1) the name and address of such party; (2) a representation that the shareholder giving the notice is, as of the date of such notice, a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party as of the date of such notice; (4) a description of, as of the date of such notice, any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”), including the class, series and number of shares of the Corporation subject to such Derivative Instrument, directly or indirectly owned beneficially by each such party, and a description of, as of the date of such notice, any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, including the class, series and

Exhibit 3.2

number of shares of the Corporation subject to such opportunity; (5) a description of, as of the date of such notice, any proxy, contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the Corporation; (6) a description of, as of the date of such notice, any short interest or other borrowing arrangement in any security of the Corporation held by each such party (for purposes of this Section 2, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (7) a description of, as of the date of such notice, any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation; (8) a description of, as of the date of such notice, any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, including the number thereof; (9) a description of, as of the date of such notice, any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household; (10) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and (11) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of Common Stock reasonably believed by such party, to be sufficient to elect the persons proposed to be nominated by the shareholder.

Each such notice shall also set forth as to each person whom the shareholder proposes to nominate for election or reelection as a director: (1) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (2) the name and address of each such nominee; (3) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (4) a written representation and agreement of each nominee (in the form provided by the Secretary of the Corporation upon written request) that such nominee, if elected as a director of the Corporation, would be in compliance and will comply with all corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation; (5) the consent of each nominee to serve as a director of the Corporation if so elected and (if applicable) to being named in the Corporation’s proxy statement and form of proxy as a nominee; and (6) the written representation and agreement of each nominee that such nominee currently intends to serve as a director of the Corporation for the full term for which such person would be standing for election, if elected.

A shareholder providing notice of a nomination for the election of a director shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 5:30 pm, Buffalo time, on the date five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:30 pm, Buffalo time, on the date five business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to such meeting) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). A shareholder providing notice of a nomination for the election of a director shall also, no later than 5:30 pm, Buffalo time, on the date five business days after a request by or on behalf of the Board of Directors, provide to the Secretary by United States mail, postage prepaid, or personal delivery at the principal executive offices of the Corporation, such additional information requested by or on behalf of the Board of Directors to assess the qualifications of any person whom the shareholder proposes to nominate for election or reelection as a director.

Exhibit 3.2

A person shall not be eligible for election or re-election as a director at an annual meeting unless (x) the person is nominated by a shareholder in accordance with, and complies with all the terms and conditions of, this Section 2; or (y) the person is nominated by or at the direction of the Board of Directors or a duly authorized committee thereof. Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business advanced by such shareholder, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that such proposal is set forth in the notice of meeting and notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager, partner or agent of such shareholder as set forth in a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders. Notwithstanding anything to the contrary in these bylaws, unless otherwise required by law, if any shareholder or Shareholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such shareholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and that notwithstanding proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any shareholder or Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such shareholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it or such Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) as a result of any notice provided by any Shareholder Associated Person pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board of Directors or any authorized committee thereof shall not be deemed (for purposes of this Section 2 or otherwise) to have been made pursuant to the Corporation’s notice of meeting (or any supplement thereto) and any such nominee may only be nominated by a shareholder of the Corporation in full compliance with this Section 2 and Section 3 of Article I.

The chairman of the meeting shall have the power and the duty to determine whether a nomination has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination is not in compliance with these By-laws, to declare that such nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

Notwithstanding the foregoing provisions of this Section 2, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of shareholders to request inclusion of non-binding proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 3. Resignation. Any director of the Corporation may resign at any time by giving his resignation to the Secretary of the Corporation. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 4. Removal. Subject to the rights of the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, any director may be removed from office (i) without cause by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors (“Voting Stock”), voting together as a single class, (ii) for cause by the affirmative vote of the holders of at

Exhibit 3.2

least a majority of the then outstanding Voting Stock or (iii) for cause by the affirmative vote of a majority of the entire Board of Directors. For purposes of this Section 4, “cause” shall mean the willful and continuous failure of a director substantially to perform such director’s duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

Section 5. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall only be filled by the vote of the Board of Directors; provided, that, if the number of directors then in office is less than a quorum, such newly-created directorships and vacancies shall be filled by the vote of a majority of the remaining directors then in office. Any director elected in accordance with the preceding sentence of this paragraph shall hold office until the next annual meeting of shareholders and until such director’s successor shall have been elected and qualified.

Section 6. Compensation. No director as such shall receive any compensation, either by way of salary, fees for attendance at meetings, or otherwise, or shall be reimbursed for his expenses, except pursuant to authorization of the Board of Directors. This section shall not preclude any director from serving the Corporation in any other capacity or from receiving compensation for such services and reimbursement for his related expenses.

Section 7. Meetings. Meetings of the Board of Directors shall be held at such times and at such places as may be determined by action of the Board of Directors or, in the absence of such action, by a majority of the entire Board then in office or by the Chairman of the Board, or by the President, or in his absence any Vice President, pursuant to such notice as is required by Article II of these By-laws.

Section 8. Quorum. At all meetings of the Board of Directors, except as otherwise provided by law, the Certificate of Incorporation or these By-laws, a quorum shall be required for the transaction of business and shall consist of not less than one-half of the entire Board, and the vote of a majority of the directors present shall decide any question that may come before the meeting. A majority of the directors present at any meeting, although less than a quorum, may adjourn the same from time to time, without notice other than announcement at the meeting.

Section 9. Procedure. The Board of Directors, by resolution or resolutions adopted by a majority of the entire Board, shall appoint one of the directors as the Chairman of the Board. The Chairman of the Board, or in his or her absence, such director as appointed as chair of the meeting by the majority of the directors present at such meeting, shall preside over meetings of the Board of Directors. The order of business and all other matters of procedure at every meeting of directors may be determined by the presiding officer.

Section 10. Committees of the Board. The Board of Directors, by resolution or resolutions adopted by a majority of the entire Board, may designate from among its members one or more committees, including an executive committee, each consisting of one or more directors, and each of which, to the extent provided in the applicable resolution, shall have all the authority of the Board, except insofar as its exercise of such authority may be inconsistent with any provision of law, the Certificate of Incorporation or these By-laws. The Board may designate one or more directors as alternate members of a committee, who may replace any absent member or members at any meeting of such committee. The committees shall keep regular minutes of their proceedings and make the same available to the Board upon request.

Section 11. Action Without a Meeting. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members then in office of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 12. Presence at Meeting by Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar

Exhibit 3.2

communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE IV

Officers

Section 1. Offices; Term of Office. The Board of Directors shall annually, at the first meeting of the Board after the annual meeting of shareholders, appoint or elect a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer and may also appoint the Chairman of the Board as an officer of the Corporation. The Board of Directors may from time to time elect or appoint such additional officers as it may determine. Such additional officers shall have such authority and perform such duties as the Board of Directors may from time to time prescribe.

The Chairman of the Board (if appointed as an officer), the Chief Executive Officer, the President, each Vice President, the Secretary, and the Treasurer shall, unless otherwise determined by the Board of Directors, hold office until the first meeting of the Board following the next annual meeting of shareholders and until their successors have been elected or appointed and qualified. Each additional officer appointed or elected by the Board of Directors shall hold office for such term as shall be determined from time to time by the Board of Directors and until his successor has been elected or appointed and qualified. Any officer, however, may be removed or have his authority suspended by the Board of Directors at any time, with or without cause. If the office of any officer becomes vacant for any reason, the Board of Directors shall have the power to fill such vacancy.

Section 2. Chairman of the Board. If appointed as an officer, the Chairman of the Board shall be the chief executive officer of the Corporation and, in such capacity, shall have the general powers and duties of supervision and management of the Corporation. Whether or not appointed as an officer, he or she shall preside at all meetings of shareholders and of the Board of Directors and shall be entitled to vote upon all questions.

Section 3. Chief Executive Officer. If the Chairman of the Board is not appointed as an officer, the Chief Executive Officer shall be the chief executive officer of the Corporation and, in such capacity, shall have the have the general powers and duties of supervision and management of the Corporation. He or she shall perform all duties and have all powers that are commonly incident to the office of chief executive officer or which are delegated to him or her by the Board of Directors and, if appointed as an officer, the Chairman of the Board. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders.

Section 3. The President. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the shareholders. Subject only to the direction of the Board of Directors, the Chairman of the Board (if appointed as an officer) and the Chief Executive Officer, he shall have the general powers and duties of supervision and management of the operations and the administration of the Corporation, and shall perform all such other duties as are properly required of him by the Board of Directors, the Chairman of the Board (if appointed as an officer) and the Chief Executive Officer.

Section 4. The Vice Presidents. The Vice Presidents may be designated by such title or titles as the Board of Directors may determine, and each Vice President in such order of seniority as may be determined by the Board shall, in the absence or at the request of the President, perform the duties and exercise the powers of the President. The Vice Presidents also shall have such powers and perform such duties as usually pertain to their office or as are properly delegated or assigned to them by the Board of Directors.

Section 5. The Secretary. The Secretary shall issue notices of meetings of shareholders and of directors when such notices are required by law or these By-laws. He shall attend all meetings of the shareholders and of the Board of Directors and keep the minutes thereof. He shall affix the corporate seal to such instruments as require the seal, and shall perform such other duties as usually pertain to his office or as are properly assigned to him by the Board of Directors.

Exhibit 3.2

Section 6. The Treasurer. The Treasurer shall have the care and custody of all monies and securities of the Corporation. He shall cause to be entered in records of the Corporation to be kept for that purpose full and accurate accounts of all monies received by him and paid by him on account of the Corporation. He shall make and sign such reports, statements and documents as may be required of him by the Board of Directors or by the laws of the United States, the State of New York or any other state or country, and shall perform such other duties as usually pertain to his office or as are properly assigned to him by the Board of Directors.

Section 7. Temporary Transfer of Powers and Duties. In case of the absence or illness of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate and assign, for the time being, the powers and duties of any officer to any other officer or to any director.

Section 8. Compensation. The compensation of all officers shall be fixed by the Board of Directors or a committee thereof. The compensation of other employees shall be fixed by the Chief Executive Officer or other officers or employees, subject to any limitations prescribed by the Board of Directors or a committee thereof.

ARTICLE V

Indemnification of Directors and Officers

Section 1. Right of Indemnification. Each director and officer of the corporation, whether or not then in office, and any person whose testator or intestate was such a director or officer, shall be indemnified by the corporation for the defense of, or in connection with, civil or criminal actions or proceedings, or appeals therein, in accordance with and to the fullest extent permitted by law.

Section 2. Other Rights of Indemnification. The right of indemnification herein provided shall not be deemed exclusive of any other rights to which any such director, officer or other person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such director, officer or other person in any such action or proceeding to have assessed or allowed in his favor, against the corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.

ARTICLE VI

Shares

Section 1. Certificated Or Uncertificated Shares. The shares of the Corporation may be represented by certificates or they may be uncertificated shares. Unless otherwise provided by the articles of incorporation, the Board of Directors may provide by resolution that some or all of any or all classes and series of the Corporation’s shares shall be uncertificated shares, provided that any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

Section 2. Certificated Shares — Signatures. If shares of the Corporation are represented by certificates, the certificates shall be signed by the Chairman or a vice-chairman of the Board or the President or a vice-president and the Secretary or an assistant secretary or the Treasurer or an assistant treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if : (1) the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee, or (2) the shares are listed on a registered national securities exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold his or her office before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she held the office at the date of issue.

Section 3. Certificated Shares — Required Statements. If shares of the Corporation are represented by certificates, each certificate representing shares shall state upon its face: (1) the Corporation is formed under the

Exhibit 3.2

laws of New York; (2) the name of the person or persons to whom the shares are issued; (3) the number and class of shares, and the designation of the series, if any, which the certificate represents. If the Corporation is authorized to issue more than one class of shares, then any certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of each class authorized to be issued and, if the Corporation is authorized to issue preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

Section 4. Uncertificated Shares — Required Notices. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates under Section 3 of this Article. Except as otherwise expressly provided by law, the rights and obligations of holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 5. Transfer of Shares.

(a) If shares of the Corporation are represented by certificates, the shares shall be transferable on the records of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed.

(b) Whether shares of the Corporation are represented by certificates or are uncertificated, the Corporation shall be entitled to treat the holder of record of any share as the owner thereof and accordingly not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.

(c) The Board of Directors, to the extent permitted by law, shall have the power to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares and may appoint one or more transfer agents and registrars of the shares of the Corporation.

Section 6. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 7. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at 5:30 pm, Buffalo time, on the day next preceding the day on which notice is given, or if no notice is given, the day on which the meeting is held.

ARTICLE VII

Miscellaneous

Section 1. Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation and the year of its Incorporation thereon, and such seal as impressed on the margin hereof is hereby adopted as the corporate seal of the Corporation.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise provided by the Board of Directors.

Exhibit 3.2

Section 3. Amendments. Any By-laws may be adopted, repealed, altered or amended by the Board of Directors at any meeting thereof or by written consent pursuant to Article III, Section II, provided that such proposed action in respect thereof shall be stated in the notice of such meeting or request for written consent, and provided further that any amendment to the By-laws increasing or decreasing the number of directors of the Corporation shall require the affirmative vote of a majority of the entire Board of Directors. The shareholders of the Corporation shall have the power to adopt, amend, alter or repeal any provision of these By-laws only to the extent and in the manner provided in the Certificate of Incorporation of the Corporation.

ARTICLE VIII

Dispute Resolution

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the New York Business Corporation Law or the Certificate of Incorporation or By-laws of the Corporation (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the New York State Supreme Court for the County of Erie within the State of New York (or, if the New York State Supreme Court does not have jurisdiction, the United States District Court for the Western District of New York (Buffalo Division)), in all cases subject to the court’s having personal jurisdiction over any indispensable parties named as defendants. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity owning, purchasing or otherwise acquiring interest in shares of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.